EXHIBIT 10.16

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NO. 5 TO

DRUG DISCOVERY COLLABORATION AGREEMENT

THIS AMENDMENT NO.5 TO DRUG DISCOVERY COLLABORATION AGREEMENT (“Amendment”), effective February 18, 2016 (the “Amendment Date”), is by and between Array BioPharma Inc., a Delaware corporation (“Array”), and Loxo Oncology, Inc., a Delaware corporation (“Loxo”).

WHEREAS, the parties previously entered into that certain Drug Discovery Collaboration Agreement dated as of July 3, 2013, as amended by Amendment No.1 To Drug Discovery Collaboration Agreement dated November 26, 2013, Amendment No.2 To Drug Discovery Collaboration Agreement dated April 10, 2014, Amendment No. 3 To Drug Discovery Collaboration Agreement dated October 13, 2014, and Amendment No.4 To Drug Discovery Collaboration Agreement dated March 31, 2015 (collectively, the “Agreement”) and the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

WHEREAS, as of the Amendment Date, Array and Loxo have identified LOXO-101, a Lead Compound directed to Trk, which is currently the subject of clinical testing by Loxo.

WHEREAS, the Parties desire to perform additional research under the Discovery Program with respect to Trk to identify one or more Backup Lead Compounds (as defined below) for potential advancement into clinical development.

WHEREAS, as of the Amendment Date, Loxo has designated seven (7) Targets for which research activities have been discontinued and has made the Extension Payment.

WHEREAS, as of the Amendment Date, the Parties have agreed to add a new Target to Exhibit B.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1.                                      “Backup Lead Compound” shall mean an Active Compound that meets the definition of Section 1.1(ii) that is selected for clinical development in accordance with Section 2.5.

2.                                      Section 2.1 of the Agreement is hereby deleted and the following substituted therefor:

Goals.  The goals of the Discovery Program with respect to the Targets and Trk are (i) the discovery and optimization of Clinical Candidates directed to each of the Targets and to Trk, (ii) the identification of one (1) Lead Compound directed to each of the Targets (iii) the identification of one or more Backup Lead Compounds, (iv) chemistry, manufacturing and control activities directed to and manufacture of quantities of the Lead Compounds sufficient to perform a Phase la (i.e. dose escalation) and a Phase lb (i.e. dose level expansion) clinical trial [*], respectively, and (v) the conduct of IND-Enabling Studies on the Trk Lead Compound and one (1) Lead Compound directed to a Target (selected by Loxo), in all cases pursuant to the Discovery Plan; provided, that Array shall not be required to perform GLP toxicology testing on the Trk Lead Compound and a Lead Compound directed to a Target (selected by Loxo) more than once. With respect to Amendment 5 Triage Targets, an additional goal of the Discovery Program is to perform early screening and lead identification to identify any of such Targets that will be the subject of further research to identify Lead Compounds directed thereto, as described above.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.                                      Section 2.4 of the Agreement is hereby deleted and the following substituted therefor:

Discovery Program Staffing.  During the Discovery Program and subject to Loxo funding such FTE’s pursuant to Section 5.1, Array shall devote that number of FTE’s to the conduct of the Discovery Program specified in the Discovery Plan. The Discovery Plan shall specify [*] Array FTEs at any time during the Discovery Program Term; provided, however, that during the period beginning on the Amendment Date and ending on [*], the Discovery Plan shall specify an additional [*] FTEs (i.e., for a total of [*] FTEs). Thereafter, Loxo shall have the right, upon [*] months written notice to Array, to increase the number of Array FTEs to be used under the Discovery Program by [*]FTEs (i.e., for a total of up to [*] FTEs). If Loxo exercises such right, then Loxo shall also have the right, upon [*] months written notice to Array, to decrease the number of Array FTEs to be used under the Discovery Program; provided that the Discovery Plan shall specify no fewer than [*] Array FTEs at any time during the Discovery Program Term.

4.                                      Section 2.5 is hereby deleted and the following substituted therefor:

Selection of Lead Compound or Backup Lead Compound.  Based upon the Clinical Candidate Criteria and the results of the Discovery Program, during the Discovery Program Term the JRC may designate a Clinical Candidate for selection by Loxo as a Lead Compound or Backup Lead Compound. If the JRC determines that a particular Active Compound does not strictly meet the Clinical Candidate Criteria, but should be considered as a potential Lead Compound or Backup Lead Compound, then the JRC may select such Active Compound as a Lead Compound or Backup Lead Compound. Upon approval by Loxo, the Active Compound or Clinical Candidate so designated by the JRC shall be deemed the Lead Compound or Backup Lead Compound, as applicable. Loxo may approve, or withhold its approval of, the designation of any Active Compound as the Lead Compound or Backup Lead Compound in Loxo’s sole discretion, whether or not such Active Compound meets the Clinical Candidate Criteria, and an Active Compound shall not be deemed the Lead Compound or the Backup Lead Compound unless so approved by Loxo. Any Active Compound with respect to which Array (pursuant to the Discovery Plan or with JRC approval) or Loxo initiates IND-Enabling Studies shall be deemed a Lead Compound or Backup Lead Compound, whether or not so designated.

5.                                      Section 2.6 of the Agreement is hereby deleted and the following substituted therefor:

Term of Discovery Program. The Discovery Program Term shall commence on the Effective Date and shall end on September 30, 2017. Loxo may extend the Discovery Program Term for up to one (1) additional one (1) year renewal period by providing written notice to Array at least three (3) months before the end of the initial Discovery Program Term.

6.                                      The list of Targets on Exhibit B is hereby deleted and the attached Exhibit B substituted therefor. Each of the other Targets previously listed on Exhibit B have ceased to be Targets under the Agreement, either as of the date on which Loxo designated such Target for discontinuation or, if not so designated, as of the Amendment Date.

7.                                      Section 2.10 is hereby deleted in its entirety and the following substituted therefor:

2.10.1 Triage Targets.  With respect to at least one (1) of Targets 3, 4, or 5 from Exhibit B (the “Amendment 5 Triage Targets”), Loxo shall, on or before June 30, 2016, either (i) designate in writing such Amendment 5 Triage Target(s) as an Identified Target for discontinuation followed by substitution pursuant to the procedure set forth in Section 2.10.2 below (it being understood that (a) substitutes may be identified in the discontinuation notice or a subsequent notice, which subsequent notice may be delivered at any time on or before the date that is six (6) months before the end of the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Discovery Program Term and (b) following such discontinuation and substitution, six (6) Targets shall continue to be listed in Exhibit B), or (ii) notify Array in writing that such Loxo wishes the right to file non-provisional patent applications or publish

Collaboration Know-How with respect to such Amendment 5 Triage Target(s) pursuant to Section 2.10.3 below; in either case, such Amendment 5 Triage Target shall cease to be an Amendment 5 Triage Target (but, in the case of (ii) above, shall remain a Target under this Agreement).

2.10.2 Target Substitution.  On or before the date that is six (6) months before the end of the Discovery Program Term, but in no case more than two times in any one calendar year, Loxo may determine that research activities with respect to any one of the Amendment 5 Triage Targets should be discontinued (for example, and without limitation, because an Amendment 5 Triage Target has not yielded sufficient progress, or scientific literature suggests such Amendment 5 Triage Target is intractable or is not therapeutically relevant or for safety issues) and want to replace such Amendment 5 Triage Target with a substitute. Upon such designation, such discontinued Target shall cease to be a Target under this Agreement, and Exhibit B shall be deemed to be updated accordingly. Upon such determination by Loxo, Loxo shall provide written notice to Array of the Amendment 5 Triage Target that Loxo desires to remove from Exhibit B (each such Target, an “Identified Target”) and will include in such notification up to three (3) suggested substitutes for each such Identified Target. After receipt of such notice, Array will promptly inform Loxo whether, as of the date of such written notice, the addition of such suggested substitute target would not: (i) violate any agreement that Array has with a Third Party; (ii) add a target that is the subject of Array’s own active and ongoing research (with existing commitment and expenditure of resources for such target), was the subject of previous significant research at Array, or is the subject of drugs in Array’s clinical development pipeline or marketed product portfolio or is the subject of drugs that Array has the right to combine with drugs in its proprietary development pipeline; or (iii) add a target that Array is engaged in active, ongoing substantial negotiations (i.e., has agreed a term sheet containing material business terms) with a Third Party with respect to such target. If none of (i), (ii) or (iii) apply to any given suggested substitute target, such target shall be deemed an “Available Target”. Loxo may select the suggested substitutes for an identified Target from, among others, the potential substitutes listed on Exhibit C hereto. As of the Amendment Date, none of (i), (ii) or (iii) apply to any of the potential substitute targets listed on Exhibit C. Six months after the Amendment Date, Loxo shall eliminate at least three (3) potential substitute targets listed on Exhibit C. Twelve (12) months after the Amendment 5 Date, none of the current targets on Exhibit C will remain on Exhibit C. For clarity, a maximum of six (6) total targets can be maintained on Exhibit C until the six (6) month anniversary of the Amendment Date; and a maximum of three (3) total targets can be maintained on Exhibit C during the period between the six (6) month and the twelve (12) month anniversary of the Amendment Date.

Array may also suggest Available Targets to Loxo by providing written notice to Loxo. Upon submission by either Party of an Available Target, the Parties agree to perform a feasibility assessment regarding the Available Target(s) to assess the merits of adding such Target to the Discovery Plan. This feasibility assessment shall be concluded within ninety (90) days for all Available Targets identified in Loxo’s or Array’s notice (“Evaluation Period”). Following completion of such assessment the parties may by mutual agreement decide to replace any Identified Target with the applicable Available Target, provided that Loxo shall have a one-time right to override Array’s refusal to replace one Identified Target with an Available Target upon written notice to Array. Upon replacement of an Identified Target with an Available Target pursuant to the foregoing sentence, such Identified Target shall cease

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to be a Target, the selected Available Target shall deemed a Target for purposes of this Agreement, and Exhibit B shall be deemed to be updated accordingly. An Available Target that becomes a Target shall not be subject to substitution for the term of this Agreement. If a suggested substitute target is not included in Exhibit B, then the fact that Loxo or Array proposed such target or is otherwise interested in such target (or molecules directed to such target), shall be Confidential Information of the Party proposing such target. Without limiting Section 4.3 of the Agreement, each Party agrees not to conduct (or commit to conduct) any activity, whether alone or with any Affiliate or Third Party, with respect to any target proposed by the other Party during the Evaluation Period other than for the purpose of assessing its chemical feasibility. In addition, each Party, when proposing a target to the other Party under this Section 2.10.2, shall not disclose to such other Party any Confidential Information regarding such target without such other Party’s prior consent.

2.10.3 Patent Matters.  On or before the date that is six (6) months before the end of the Discovery Program Term or any applicable renewal period, Loxo shall (i) only have the right, at its discretion, to file provisional patent applications covering the applicable Active Compounds to the Amendment 5 Triage Targets and will not convert such provisional patent applications to a non-provisional patent application or otherwise prosecute any non-provisional patent application covering such Active Compounds and (ii) not publish any Collaboration Know-How with respect to activities directed to an Amendment 5 Triage Target. If Loxo wishes to (y) file a non-provisional patent application covering the applicable Active Compounds to a particular Amendment 5 Triage Target (whether by de novo filing of a non-provisional patent application covering such Active Compounds or by converting a provisional patent application covering such Active Compounds to a non-provisional patent application) or (z) publish any Collaboration Know-How with respect to activities directed to a particular Amendment 5 Triage Target, Loxo shall provide written notice to Array of its intent to do so. Upon receipt of such notice, such Target shall remain on Exhibit B, but it shall no longer be deemed an Amendment 5 Triage Target, and Sections 2.10.1 and 2.10.2 and the first sentence of this paragraph shall no longer apply to such Target. For clarity, Loxo shall not be restricted from filing patent applications, whether provisional or non- provisional, with respect to Active Compounds to Targets other than Amendment 5 Triage Targets.

8.                                      The first paragraph of Section 4.3 is hereby amended and the following added at the end thereof:

In addition, except to the extent required for Array to fulfill its obligations under this Agreement, with respect to any Target added to Exhibit B after the Amendment Date, for as long as Loxo (or a sublicensee or other Third Party on Loxo’s behalf) (a) has an active research and/or development program for such Target, where such program could result in Array accruing milestone payments and royalties; or (b) is commercializing a Product for such Target, Array shall not conduct, participate in, license or fund, directly or indirectly, alone or with any Affiliate or Third Party, discovery research with respect to a product comprising a small molecule that, as a primary mechanism of action for therapeutic or prophylactic effect, binds to and modulates the activity of such Target.

9.                                      Section 5.2.1 of the Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefor:

For purposes of this Section 5.2.1, the “Array FTE Rate” shall be equal to [*] per FTE per year.

10.                               Within ten (10) days of the Amendment Date, Loxo shall pay to Array the sum of [*], which amount is non-refundable and non-creditable against any other payment due under the Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.                               The first two sentences of Section 5.3.1 of the Agreement are hereby replaced with the following:

5.3.1 Target Milestones. With respect to Lead Compounds directed to a Target, Loxo shall pay Array the following payments on the first achievement by Loxo or an Affiliate or a sublicensee of Loxo of the following milestone events, with such payments due within thirty (30) days after applicable event occurs. Additionally, with respect to Backup Lead Compounds directed to Trk, Loxo shall pay Array the following payments on the first achievement by Loxo or an Affiliate or a sublicensee of Loxo of the milestone events 1 and 2, with such payments due within thirty (30) days after applicable event occurs. Each payment shall be due only once for each Lead Compound directed to a Target or Backup Lead Compound directed to Trk:

12.                               Section 5.3.2 of the Agreement is hereby amended by deleting the last sentence of the introductory paragraph thereof and substituting the following therefor:

Each payment shall be due only once for LOXO-101 and each Backup Lead Compound directed to Trk:

13.                               The Parties acknowledge that, at the request of Loxo, Array devoted [*] FTEs to the Discovery Program during the month of January 2016 and has devoted [*] FTEs to the Discovery Program during the month of February 2016. Loxo shall pay Array for such FTEs at the rate of [*] per FTE per year.

14.                               Miscellaneous.

This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

LOXO ONCOLOGY, INC.		ARRAY BIOPHARMA, INC.

By:	/s/ Joshua Bilenker	By:	/s/ John Moore

Name:	Joshua Bilenker	Name:	John R. Moore

Title:	CEO	Title:	Vice President and General Counsel

Date:	2/18/2016	Date:	2/18/2016

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

Targets

1.                                      The protein family commonly known as[*], identified with the following SwissProt entries:

a)                                     [*]

b)                                     [*]

c)                                      [*]

d)                                     [*]

2.                                      The protein commonly known as [*], identified with the following SwissProt entry:  [*]

3.                                      The protein family commonly known as [*], identified with the following SwissProt entries:

a)                                     [*]

b)                                     [*]

4.                                      The protein commonly known as [*], identified with the following SwissProt entry:
[*], and the protein commonly known as [*], identified with the following SwissProt entry:

[*]

5.                                      The protein commonly known as [*], identified with the following SwissProt entry:
[*]

6.                                      The protein commonly known as [*], identified with the following SwissProt entry:
[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

Potential Substitutes for Identified Targets

1.                                 The protein commonly known as [*], identified with the following SwissProt entry:
[*]

2.                                 The protein commonly known as [*], identified with the following SwissProt entry:
[*]

3.                                      The protein commonly known as [*], identified with the following SwissProt entry:
[*]

4.                                 The protein commonly known as [*], identified with the following SwissProt entry:
[*]

5.                                 The protein commonly known as [*], identified with the following SwissProt entry:
[*]

6.                                 The protein commonly known as [*], identified with the following SwissProt entry:
[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.